SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2000

                      FIRST PALMETTO FINANCIAL CORPORATION
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               (Exact name of Registrant as Specified in Charter)


           Delaware                   0-18932                 57-0921284
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 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
       of Incorporation)            File Number)         Identification No.)


                      407 DeKalb Street, Camden, S.C. 29020
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                    (Address of Principal Executive Offices)

                                 (803) 432-2265
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               Registrant's telephone number, including area code

                                 Not Applicable
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          (Former name or former address, if changed since last report)
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Item 5.  Other Events
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     First  Palmetto  Financial  Corporation,  the  holding  company  for  First
Palmetto Savings Bank, F.S.B., announced on April 17, 2000 that the Company will hold its 2000 Annual Meeting of Stockholders at 10:00 a.m. on June 19, 2000. The Annual Meeting will be held at 407 DeKalk Street in Camden.

     In addition to the election of directors, the Board of Directors has proposed that stockholders approve an amendment to the Company's Certificate of Incorporation to effect a 1-for-125 reverse stock split of the common stock and to issue shares of preferred stock in exchange for shares of common stock held by any stockholder who, following the reverse stock split, would otherwise hold less than one share of common stock in any separate account.

     It is anticipated that proxy solicitation materials for the Annual Meeting will be mailed to stockholders on or about May 22, 2000. Shareholder proposals for inclusion in the proxy statement must be received a reasonable time before May 8, 2000, when the Company will begin to print its proxy materials.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            FIRST PALMETTO FINANCIAL
                            CORPORATION

DATE:  April 25, 2000       By: /s/     Samuel R. Small
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                                Samuel R. Small
                                President and Chief Executive Officer